Exhibit 10.9

FOURTH AMENDMENT

OF THE AERIE PHARMACEUTICALS, INC.

2005 STOCK OPTION PLAN

THIS FOURTH AMENDMENT of the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan is dated as of August 9, 2013.

WHEREAS, the Board of Directors of Aerie Pharmaceuticals, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan, as previously amended (collectively, the “Plan”); and

WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan as more particularly set forth below.

NOW, THEREFORE, the Plan shall be amended as follows:

1.	The first sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

Subject to adjustment as provided in Paragraph 9 below, the maximum number of shares of Stock which may be issued pursuant to Options and awards of restricted stock granted under the Plan shall be fifteen million, six hundred thirty-one thousand, one hundred thirty-seven (15,631,137) shares.

2.	The Company shall be authorized to make awards of stock pursuant to the Plan.

IN WITNESS WHEREOF, the undersigned representative of the Company certifies that the foregoing Fourth Amendment to the Plan was duly adopted by the Board of Directors.

AERIE PHARMACEUTICALS, INC.

By:	/s/ Vicente Anido, Jr.
Name: Vicente Anido, Jr.
Title: Chairman and Chief Executive Officer